UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2015

UNITED BANCORP, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-16540	34-1405357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 South 4th Street, Martins Ferry, Ohio	43935-0010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 633-0445

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On April 16, 2015, United Bancorp, Inc. issued a press release announcing the declaration of its regular cash dividend for the second quarter of $0.09 per Share, reporting on the organizational actions taken at the Annual Shareholder Meeting on April 15, 2015 and the related Board reorganization meetings, and announcing total assets and total shareholder’s equity as of March 31, 2015, unaudited. The press release is furnished as Exhibit No. 99 hereto.

Item 5.07.	Submission of Matters to a Vote of Securities Holders.

The Annual Meeting of Shareholders of United Bancorp, Inc. was held on April 15, 2015. The only matters decided by a vote of the shareholders were:

1.	The election of the following Directors to a new term of office to serve until the next annual meeting of stockholders:

	Votes Cast For	Votes Withheld	Broker Non-Votes
Scott A. Everson	2,913,621.84	88,900.53	1,482,042.30
Gary W. Glessner	2,930,407.17	72,115.20	1,482,042.30
John M. Hoopingarner	2,904,122.08	98,400.29	1,482,042.30
Samuel J. Jones	2,896,770.89	105,750.98	1,482,042.30
Terry A. McGhee	2,914,752.96	87,769.41	1,482,042.30
Richard L. Riesbeck	2,905,419.17	97,103.20	1,482,042.30
Matthew C. Thomas	2,969,025.17	33,497.20	1,482,042.30

2.	The ratification of the Audit Committee’s appointment of BKD, LLP to serve as the Company’s Independent Registered Public Accounting Firm for the 2015 fiscal year.

Votes Cast For	Votes Cast Against	Votes Abstained	Broker Non-Votes
4,443,505.15	4,764.12	36,295.40	0.00

Item 8.01.	Other Events.

On April 16, 2015, United Bancorp, Inc. issued a press release announcing the declaration of its regular cash dividend for the second quarter of $0.09 per Share, reporting on the organizational actions taken at the Annual Shareholder Meeting on April 15, 2015 and the related Board reorganization meetings, and announcing total assets and total shareholder’s equity as of March 31, 2015, unaudited. The press release is furnished as Exhibit No. 99 hereto.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2015	UNITED BANCORP, INC.

/s/ Randall M. Greenwood
Randall M. Greenwood
Senior Vice President and Chief Financial Officer